UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 19, 2018
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NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	1-16411	No. 80-0640649
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

2980 Fairview Park Drive, Falls Church, Virginia 22042
(Address of principal executive offices) (Zip code)

(703) 280-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On July 12, 2018, Northrop Grumman Corporation (the “Company”) announced that Wesley G. Bush, Chairman and Chief Executive Officer had notified the Company that he will step down from his position as Chief Executive Officer (“CEO”) on December 31, 2018, and he will retire from his position as Chairman on July 31, 2019. The Company also announced that the Board of Directors of the Company elected Kathy J. Warden, President and Chief Operating Officer, to the position of Chief Executive Officer and President effective January 1, 2019.

At its meeting on September 19, 2018, the Independent Members of the Board of Directors of the Company approved certain compensation and benefits for Ms. Warden in connection with her promotion to the role of CEO, as follows:

•
An equity award granted September 19, 2018 under the 2011 Long-Term Incentive Stock Plan with an aggregate value of $5,000,000, comprised 70% of Restricted Performance Stock Rights for the 2018-2020 Performance Period and 30% of Restricted Stock Rights, in accordance with the metrics and terms and conditions previously approved by the Compensation Committee of the Board of Directors of the Company on February 13, 2018.

•	Security protection for Ms. Warden at the same level that such security protection is currently provided to the CEO, effective immediately.

•	Personal liability insurance coverage at the same level as the current CEO, effective at next renewal.

•	An annualized base salary of $1,500,000, effective January 1, 2019.

•	A target annual cash incentive award for 2019 under the applicable cash incentive compensation plan equal to 180% of base salary.

•
Effective January 1, 2019, participation in the same welfare benefit plans and programs in which the CEO currently participates, related to life insurance, disability, accidental death and dismemberment, financial planning and executive physicals, at the same level as currently provided to the CEO.

At its meeting on September 19, 2018 the Independent Members of the Board of Directors of the Company approved amending the Severance Plan for Elected and Appointed Officers of Northrop Grumman Corporation, effective January 1, 2019, to include the Company’s Chief Executive Officer as an eligible CPC officer.

At its meeting on September 19, 2018 the Independent Members of the Board of Directors of the Company approved certain employee compensation and benefits for Mr. Bush, as follows:

•	Effective January 1, 2019:

◦	Annualized base salary of $1,000,000.

◦
Mr. Bush will not receive any payments under the Company’s cash incentive compensation plan for the 2019 performance year. Mr. Bush will not receive a grant in 2019 under the Company’s long-term incentive stock plan.

◦	Continued eligibility as Chairman under the benefit plans and programs in which he is currently a participant as CEO.

◦	Continued security protection as currently provided to him as CEO.

•
The terms of Mr. Bush’s 2017 and 2018 grants of RPSRs and RSRs under the 2011 Long-Term Incentive Stock Plan are modified September 19, 2018 to extend each of the 12-month non-compete, 18-month non-solicitation of customers, and 24-month non-solicitation of employees to 36 months and to provide for continued vesting, such that the RPSRs and RSRs outstanding at the time of his retirement on July 31, 2019 will continue to vest as if his employment had continued through the applicable performance and vesting periods. The foregoing description is qualified in its entirety by reference to the modified terms applicable to the RPSR and RSR awards, which are filed as Exhibit 10.1 through 10.4 hereto.

•
The terms of the Special Officer Retiree Medical Plan will be amended, effective October 1, 2018, for vested participants who retire after the amendment date, to remove the life insurance benefit and to allow election of the medical benefit up to age 65.

At its meeting on September 19, 2018 the Independent Members of the Board of Directors of the Company also authorized the Company or one of its subsidiaries to enter into an agreement with Mr. Bush commencing on August 1, 2019, to provide limited consulting services for the benefit of the Company at the request of the Chief Executive Officer for a period of five years, subject to termination by either party and to renewal or extension by agreement among the parties. Such consulting services fees are not expected to exceed approximately $200,000 per year plus expenses and certain IT services.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Modified Terms and Conditions Applicable to 2018 Restricted Stock Rights Granted Under the 2011 Long-Term Incentive Stock Plan
Exhibit 10.2	Modified Terms and Conditions Applicable to 2018 Restricted Performance Stock Rights Granted Under the 2011 Long-Term Incentive Stock Plan
Exhibit 10.3	Modified Terms and Conditions Applicable to 2017 Restricted Stock Rights Granted Under the 2011 Long-Term Incentive Stock Plan
Exhibit 10.4	Modified Terms and Conditions Applicable to 2017 Restricted Performance Stock Rights Granted Under the 2011 Long-Term Incentive Stock Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey Corporate Vice President and Secretary

Date: September 21, 2018

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